Exhibit 99.1

U.S. GoldMining Provides Update on 2026 Exploration Program and

Policy Tailwinds at its 100% Owned Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – August 27, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on its fully funded 2026 exploration program and highlight recent federal policy engagement at its Whistler Gold-Copper Project in Alaska (“Whistler” or the “Project”).

Highlights:

●	Exploration Drilling Well Advanced: The Company has completed 11 diamond core drill holes for over 5,000 meters across eight distinct targets in the Whistler Orbit area. Drilling continues to advance safely, on schedule, and on budget, with initial assays expected in the coming weeks.

●	Systematic District Growth Strategy: Exploration is actively testing high-priority targets within the Whistler-Raintree area with the goal of building a pipeline of new porphyry discoveries capable of driving long-term resource expansion. Regional mapping and prospecting are advancing concurrently across the Long Lake Hills, Muddy Creek, Snow Ridge, and Island Mountain target areas.

●	Anchored by PEA: The ongoing exploration program is designed to build upon the previously announced initial economic assessment (“PEA”) for the Project (see news release March 2, 2026). Incorporating only the estimated indicated mineral resources from the main Whistler deposit, the PEA modelled an after-tax net present value of $2.0 billion at a 5% discount rate (“NPV5%”), a 33% internal rate of return (“IRR”) and estimated initial payback of 2.1 years, at base case prices. See “Technical Information”.

●	High-Level Congressional Delegation Hosted at Whistler: On August 24, 2026, the Company hosted several members of the U.S. House of Representatives and senior congressional staff participating in a Western Caucus Foundation field tour of Alaska. This provided an opportunity to showcase the Project’s strategic value to domestic supply chain resilience, critical mineral security, and regional infrastructure development.

Tim Smith, Chief Executive Officer of U.S. GoldMining commented: “Our 2026 exploration program is firing on all cylinders. Having completed over 5,000 meters of drilling across eight distinct targets safely, on schedule, and on budget, we are systematically unlocking the district-scale discovery potential that surrounds our core Whistler deposit. With initial assays anticipated in the coming weeks, we look forward to demonstrating how near-deposit targets can add further value.”

“We were also honored to host members of the Western Caucus Foundation and congressional leaders at Whistler. Their visit underscores the growing recognition of the West Susitna Mineral District as a potential vital contributor to U.S. domestic critical mineral security, further bolstered by ongoing momentum surrounding the proposed West Susitna Access Road.”

2026 Exploration Program Progress

The Company’s diamond core drilling campaign remains active with two rigs operating at site. Drilling to date has focused on testing high-priority porphyry targets within the broader Whistler Orbit area, where multiple stacked geological, geochemical, and geophysical vectors have delineated high-priority anomalies.

Concurrently, field crews are progressing surface exploration, including detailed mapping, geochemical sampling, and prospecting over regional target areas, including Snow Ridge, Long Lake Hills, Muddy Creek, and Island Mountain, to maintain a deep pipeline of drill-ready targets for future campaigns.

Core logging and sampling facilities are fully operational on site, and initial batches of core samples have been dispatched to the laboratory with initial assay results anticipated in the coming weeks.

Community Engagement & Permitting Pathway

The Company has continued to proactively advance its stakeholder engagement initiatives across the Matanuska-Susitna Borough and neighboring Native communities throughout the West Susitna Mineral District. The Company is dedicated to establishing a clear, responsible pathway toward future permitting by prioritizing workforce safety, early and transparent community consultation, local hiring, and environmental stewardship.

Federal and State Policy Engagement

Management continues to actively engage with key municipal, state and federal stakeholders to elevate the strategic significance of the Whistler Project within the emerging West Susitna Mineral District.

To date in 2026, Company leadership has participated in extensive meetings at the Alaska State Capitol in Juneau and in Washington, D.C. On August 24, 2026, U.S. GoldMining hosted a congressional site tour at Whistler as part of the Western Caucus Foundation visit to Alaska.

The Western Caucus Foundation is an independent, non-profit organization that conducts educational programs and field tours focused on issues affecting the American West and rural communities, including natural resource development, infrastructure, permitting and economic growth. The Alaska field tour provided an opportunity for Members and congressional staff to see firsthand the scale and potential of the emerging West Susitna Mineral District and the infrastructure needed to support its development. The congressional delegation included:

●	Representative Brian Babin (TX-36): Chair of the House Committee on Science, Space, and Technology; Member of the House Committee on Transportation and Infrastructure (Subcommittee on Water Resources and Environment).

●	Representative Celeste Maloy (UT-02): Chair of the Congressional Western Caucus; Vice Chair of House Appropriations Subcommittee on Interior, Environment, and Related Agencies; Member of the House Committee on Natural Resources.

●	Representative Jeff Hurd (CO-03): Member of the House Committee on Natural Resources (Chair of the Subcommittee on Indian and Insular Affairs); Member of the House Committee on Transportation and Infrastructure.

●	Representative Pete Stauber (MN-08): Chair of the House Natural Resources Subcommittee on Energy and Mineral Resources; Member of the House Committee on Transportation and Infrastructure.

Figure 1 Members of the Western Caucus Foundation tour of Whistler Project on August 24, 2026. Photo Left: Fourth from left Rep. Jeff Hurd (CO-03), third from right Rep. Brian Babin (TX-36). Photo Right: center Rep. Celeste Maloy (UT-02), fourth from right Rep. Pete Stauber (MN-08).

The delegation and accompanying senior congressional committee staff reviewed the vision for Whistler as a potential multi-decade project integrated into the State of Alaska’s proposed West Susitna Access Road corridor (see Figure 2). The visit highlighted strong interest in supporting critical American resource projects situated entirely on State lands.

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Talkeetna
Proposed 8-Star LNG Pipeline
State Highway 3
Nova Minerals Corp
Estelle Project
U.S. GoldMining Inc
Whistler Gold-Copper
Project
Skwentna
Planned West Susitna Access Road
Terra Energy
Center
West Susitna
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Susitna River
Palmer
Wasilla
Proposed Donlin
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Port Mackenzie
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Beluga
Tyonek
Cook Inlet
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Beluga Electric Transmission Lines
Proposed West Susitna Access Road
Railway
Highways & Roads

Figure 2 The Whistler Project, one of three advanced resource projects in the West Susitna Mineral District, which is expected to be connected with transportation and energy infrastructure via the proposed West Susitna Access Road.

Technical Information

For further information regarding the Project, please see the technical report summary titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “S-K 1300 Report”) prepared under subpart 1300 of Regulation S-K under the U.S. Securities Act of 1933 (“S-K 1300”) and the Canadian National Instrument 43-101 (“NI 43-101”) technical report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K-1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-101 Report is available under its profile at www.sedarplus.ca.

The results of the PEA are preliminary in nature and are intended to provide an initial assessment of the Project’s economic potential and development options. The PEA is not a pre-feasibility study or a feasibility study. Mineral resources are not mineral reserves and do not have demonstrated economic viability. Among other things, the PEA, including its mine schedule, cost estimates and economic assessment, includes numerous assumptions and there can be no certainty that this initial economic assessment will be realized. Actual results may vary, potentially materially and readers are cautioned not to place undue reliance on the results of the PEA.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed the additional scientific and technical information contained herein. Mr. Smith is a qualified person as defined under NI 43-101 and S-K 1300.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking statements”). Such statements include statements with regard to the Company’s plans and expectations regarding the Project, the 2026 exploration program at the Project and expected governmental support for the project, the results of the PEA, the anticipated benefits of governmental initiatives and proposed regional infrastructure, and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, “estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes, other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.